UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 18, 2015

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50 New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

On September 18, 2015 FXCM Inc. (the “Company”) appointed Margaret Deverell, age 57, to assume the duties of the Company’s principal accounting officer. Ms. Deverell has been employed by the Company since August 2013 as global controller and will continue to serve in that role.

Prior to joining the Company, Ms. Deverell was employed by AIG from July 2012 to August 2013 as a chief accounting officer for a reinsurance unit of AIG, responsible for financial and regulatory reporting for the unit. Prior to that, Ms. Deverell was employed by New York Life Insurance Company from May 2009 to July 2012 as a vice president for New York Life International, responsible for accounting policy. Previous positions have included director of financial reporting and accounting policy for Financial Guaranty Insurance Company and vice president/divisional controller for Prudential Financial. Ms. Deverell is a certified public accountant and holds a BS degree in Accounting from Montclair State University.

There is no arrangement or understanding between Ms. Deverell and any other person pursuant to which Ms. Deverell was appointed as principal accounting officer. Ms. Deverell does not have any family relationships with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

On September 18, 2015, Nicola Santoro relinquished his title and duties as principal accounting officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

By:	/s/David S. Sassoon
	Name:	David S. Sassoon
	Title:	General Counsel

Date:  September 18, 2015